UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
September 7, 2020
Date of Report (Date of Earliest Event Reported)
HP Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Page Mill Road, Palo Alto, California	94304
(Address of principal executive offices)	(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2020, HP Inc. (the “Company”) appointed Marie Myers as acting Chief Financial Officer of the Company, effective October 1, 2020.  Ms. Myers succeeds Steve Fieler, who notified the Company on September 7, 2020 that he will leave the Company for a role outside the Company, effective October 2, 2020.

Ms. Myers, 52, has served as the Company’s Chief Transformation Officer since June 2020 and the Company’s Chief Digital Officer after returning to the Company in March 2020.  Prior to returning to the Company, Ms. Myers was the Chief Financial Officer of UiPath, a robotic process automation company, from December 2018 to December 2019.  Ms. Myers has more than 20 years of financial experience at the Company, having served as Global Controller from December 2015 to December 2018 and finance lead for the Company’s businesses during the separation of Hewlett-Packard Company into the Company and Hewlett Packard Enterprise Company from October 2014 to August 2015, in addition to other finance-related roles at the Company.

At the time of this report, the Company has not entered into any new compensation arrangements with Mr. Fieler or Ms. Myers in connection with the announcement described above.

A copy of the Company’s news release announcing Ms. Myers’ appointment has been filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibits are filed as part of this report:
	99.1	Press Release, dated as of September 9, 2020
	104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HP INC.

DATE: September 9, 2020	By:	/s/ RUAIRIDH ROSS
	Name:	Ruairidh Ross
	Title:	Global Head of Strategic Legal Matters and Assistant Secretary